SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported): September 12, 2002
                                                        ------------------



                                  GENUITY INC.
                   ------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                       000-30837                74-2864824
---------------------------    ----------------------------  -----------------
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)


    225 Presidential Way, Woburn, MA                              01801
  ------------------------------------                         ----------
 (Address of Principal Executive Offices)                      (Zip Code)



       Registrant's Telephone Number, including Area Code: (781) 865-2000
                                                           --------------

                       This is Page 1 of 4 Pages. Exhibit
                            Index appears on Page 4.

Item 5.  Other Events

On September 12, 2002, Genuity Inc., a Delaware corporation, announced that the company and its lenders are continuing their negotiations on restructuring Genuity's debt, and they have agreed to an additional 30-day extension, or "standstill," to provide the parties with an opportunity to finalize their discussions. As part of the standstill agreement, Genuity will make a payment of $25 million to the global consortium of banks that provided the company with a $2 billion line of credit.

The company said that the standstill was agreed to by all banks that provided the $723 million funding that was recently received by Genuity under its $2 billion line of credit, and Verizon Communications Inc., which previously loaned Genuity $1.15 billion.

Genuity also announced that it has been notified by NASDAQ that, for the last 30 consecutive trading days, the company's Class A common stock had not satisfied the minimum $3.00 per share listing requirement, and that it has not maintained a minimum market value of publicly held shares of $15 million for continued inclusion under NASDAQ Marketplace Rules. As a result, Genuity will have until December 5, 2002 to regain compliance and maintain its listing on the NASDAQ National Market.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (c)  Exhibits.
         ---------

         99.1     Press Release dated September 12, 2002 of Genuity Inc.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     GENUITY INC.


                                     By:               /s/ Daniel P. O'Brien
                                        ----------------------------------------
                                          Name:    Daniel P. O'Brien
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer


Date: September 13, 2002

                                  EXHIBIT INDEX

Exhibit No.   Description of Exhibits                                    Page

   99.1       Press Release dated September 12, 2002 of Genuity Inc.       5